Exhibit 10.8

RESTRICTED STOCK UNIT AGREEMENT

(Director Equity Incentive Program)

                                             , Amgen Inc. Grantee:

On this      day of                      (the “Grant Date”), Amgen Inc., a Delaware corporation (the “Company”), pursuant to its Amgen 2009 Director Equity Incentive Program (the “Program”) which implements the Amgen Inc. 2009 Equity Incentive Plan (the “Plan”), has granted to you, the grantee named above,                      restricted stock units (the “Units”) with respect to                      Shares on the terms and conditions set forth in this Restricted Stock Unit Agreement, including any appendix hereto (as further described in Section XV below) containing special terms and conditions applicable to your country (collectively, this “Agreement”), and the Plan. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Plan and/or the Program.

I. Vesting Schedule. Subject to the terms and conditions of this Agreement and in consideration for services previously rendered by you, one hundred percent (100%) of the Units shall vest upon [select a vesting date based on director’s years of service, per program:][the date hereof (the “Vesting Date”)] “)][the date (the “Vesting Date”) upon which you have provided one year of continuous service following the Grant Date; provided, however, that in the event you cease to be an Eligible Director by reason of your death or total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), a prorated number of Units shall vest immediately upon such death or disability, determined by multiplying the number of unvested Units by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of continuous service during the one year period following the Grant Date and the denominator of which is 12.]

II. Form and Timing of Payment. Any vested Units shall be paid by the Company in Shares (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date (but in any event by the fifteenth day of the third month following the tax year in which they vest), unless you have irrevocably elected in writing by December 31 of the year preceding the Grant Date to defer the payment of such Units under one of the following options: (i) full payment of the vested Units in January of a year specified by you which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year; (ii) full payment of the vested Units in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason; (iii) payment of the vested Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason; or (iv) payment of the vested Units in ten substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director (and experience a “separation from service” with the Company within the meaning of Code Section 409A) for any reason; provided, however, that no Shares shall be issued hereunder unless the Board determines that the consideration received by the Company in exchange for the issuance of Common Stock has a value not less than the par value thereof. Any deferral election made pursuant to this Section II shall specify the distribution schedule from the options provided in this Section II and shall be irrevocable.

III. Transferability. No benefit payable under, or interest in, this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section III shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides, as further described in the Program.

IV. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any Affiliate, or of the Company or any Affiliate to continue your employment or service with the Company or any Affiliate.

V. Notices. Any notices provided for in this Agreement, the Program or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company’s records or at such other address as you hereafter designate by written notice to the Company.

VI. Nature of Grant. In accepting the Units granted hereunder, you acknowledge that:

(a) the Program and Plan are established voluntarily by the Company, are discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(b) the grant of the Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Units, or benefits in lieu of Units, even if Units have been granted repeatedly in the past;

(c) your participation in the Program and Plan is voluntary;

(d) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(e) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(f) in consideration of the grant of the Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Units resulting from termination of your service as an Eligible Director (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

(g) the Units and the benefits under the Program and Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

VII. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Program and Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Program and Plan before taking any action related to the Program and Plan.

VIII. Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement by and among, as applicable, the Company or its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Program and Plan.

You understand that the Company or its Affiliates may hold certain personal information about you, including, without limitation, your name, home address and telephone number, date of birth, social insurance number (to the extent permitted under applicable local law) or other identification number, salary, nationality, job title, residency status, any shares of stock or directorships held in the Company, details of all equity compensation or any other entitlement to shares awarded, canceled, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Program and Plan (“Data”). You understand that Data may be transferred to Merrill Lynch Bank & Trust Co., FSB (or any successor thereto) or any third parties assisting in the implementation, administration and management of the Program and Plan, that these recipients may be located in your country or elsewhere including outside the European Economic Area, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. You authorize the Company, its Affiliates, Merrill Lynch Bank & Trust Co., FSB (or any successor thereto) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing your participation in the Program and Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Program and Plan, including any requisite transfer of such Data as may be required to any other broker, escrow agent or other third party with whom the shares issued upon vesting of the Units may be deposited. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Program and Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. You understand that refusal or withdrawal of consent may affect your ability to participate in the Program and Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Company.

IX. Language. If you have received this Agreement or any other document related to the Program and Plan translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

X. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program and Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Program and Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

XI. Severability. The provisions of this Agreement are severable and if any one or more are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

XII. Change of Control.

(a) Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control, then, to the extent permitted by applicable law, the time during which the Units become vested shall automatically be accelerated so that the unvested portions of all Units shall be vested prior to the Change of Control.

(b) “Change of Control” shall mean the occurrence of any of the following:

(i) the acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or any of its Affiliates, or any employee benefit plan of the Company or any of its Affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors; or

(ii) individuals who, as of April 2, 1991, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 2, 1991, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

(iii) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of Directors of the reorganized, merged or consolidated company’s then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

(iv) any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

Notwithstanding anything in any Award Agreement to the contrary, if a Change of Control constitutes a payment event with respect to any Award that is subject to United States income tax and which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) must also constitute a “change in control event,” as defined in U.S.Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change of Control for purposes of payment of such Award.

XIII. Plan and Program. This Agreement is subject to all the provisions of the Plan and Program and their provisions are hereby made a part of this Agreement, including without limitation the provisions of Section 9.5 of the Plan relating to Restricted Stock Units, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan and the Program, the provisions of the Plan and the Program shall control.

XIV. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions thereof. For purposes of litigating any dispute that arises hereunder, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, or the federal courts for the United States for the federal district located in the State of Delaware, and no other courts, where this Agreement is made and/or to be performed.

XV. Appendix. Notwithstanding any provisions in this Agreement, Units shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Program and Plan. The Appendix constitutes part of this Agreement.

XVI. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Units and on any Shares acquired under the Program and Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Program and Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Very truly yours,
AMGEN INC.

By:
Name:
Title:

Accepted and Agreed,
this day of , 200 .

By:
Name:

APPENDIX A

ADDITIONAL TERMS AND CONDITIONS OF THE

2009 EQUITY INCENTIVE PLAN AND

DIRECTOR EQUITY INCENTIVE PROGRAM

GRANT OF RESTRICTED STOCK UNITS

(NON-U.S.)

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern any Units granted under the Program and Plan if, under applicable law, you are a resident of, or are deemed to be a resident of one of the countries listed below. Furthermore, the additional terms and conditions that govern any Units granted hereunder may apply to you if you relocate to one of the countries listed below. Certain capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Program, the Plan and/or the Agreement to which this Appendix is attached.

NOTIFICATIONS

This Appendix also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Program and Plan. The information is based on the exchange control, securities and other laws in effect in the countries to which this Appendix refers as of February 1, 2009. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of your participation in the Program and Plan because the information may be outdated when you vest in the Units and acquire Shares under the Program and Plan, or when you subsequently sell Shares acquired under the Program and Plan.

In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you or you may be subject to the provisions of one or more jurisdictions.

BELGIUM

NOTIFICATIONS

Tax Reporting Notification. You are required to report any taxable income attributable to the Units granted hereunder on your annual tax return. You are also required to report any bank accounts opened and maintained outside Belgium on your annual tax return.

FRANCE

TERMS AND CONDITIONS

Language Consent. By accepting the grant of Units and this Agreement which provides for the terms and conditions of your Units, you confirm having read and understood the documents relating to this grant (the Plan, the Program and this Agreement), which were provided to you in English. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de vos actions gratuites, vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan, le Programme et ce contrat), qui vous ont été transmis en langue anglaise. Vous acceptez ainsi les conditions et termes de ces documents.

NOTIFICATIONS

Exchange Control Notification. If you retain Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when filing your annual tax return.